EXHIBIT 99.1

This document contains a general trend and overview of our business, financial condition and potential results of operations for the third quarter of 2002.


OVERALL BUSINESS OUTLOOK

Operating trends remain positive with continued core deposit and customer growth in the key Manhattan market and our Long Island branches. There also continues to be strong loan demand and other positive business developments specific to our Company. These factors are occurring against an uncertain operating environment and potentially weakening economic conditions. However, we reaffirm our current year outlook for operating results and financial projections and do not disagree with the third and fourth quarter I/B/E/S mean earnings per share estimates.

BALANCE SHEET GROWTH AND THE RELATED IMPACT ON NET INTEREST INCOME AND NET INTEREST MARGIN

We expect modest growth in net interest income on a linked quarter basis. This improvement will occur despite a decline in the net interest margin and is a result of several management initiatives, the continued low level of market interest rates, and general business growth. The specific transactions impacting net interest income and the net interest margin along with general balance sheet trends are detailed below.

      - The securities portfolio will be impacted by a strategy to leverage our excess capital by adding approximately $1 billion in mortgage backed securities. That strategy was partially completed in the second quarter increasing that quarter's net interest income by approximately $2.4 million but reducing the net interest margin by 8 basis points. The strategy's full impact will be reflected during the third quarter, further increasing net interest income but reducing the net interest margin by an additional 8-12 basis points. Investment assets, principally mortgage-related securities, continue to be impacted by market rates and the increasing levels of prepayments. These factors have been and should continue to be considered in assessing the future levels of net interest income and the margin.

      - The loan portfolio grew at an annualized rate of 12% during the first six months of 2002. The increase continues to come principally from commercial and consumer related activities. We anticipate this growth to continue at an annualized 8-10% rate for the balance of 2002. The yields on new origination's continue to decline commensurate with the changes in market rates. However, loan income should improve as higher balances partially offset the impact of lower loan yields. Credit quality remains strong and both non-performing assets and charge-offs are expected to remain in line with prior quarter levels.

      - The previous quarter's deposit growth and composition trends are also expected to continue in the near term, highlighted by deposit gains in all of our markets on both a linked quarter and year-over-year-basis. Our deposit pricing is in line with the competitive market and should positively contribute to third quarter net interest income.


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
      - As reported, on August 7, 2002, we received proceeds from two offerings of subordinated notes totaling $500 million that qualify as Tier II capital under risk based capital guidelines, further strengthening our liquidity and capital ratios. The blended interest cost for both of the offerings was 5.80%. The proceeds, initially used to satisfy short-term obligations, were not fully invested in securities until mid September. Net interest income will be reduced by $1.3 million from this temporary deployment of the cash proceeds reducing the net interest margin for the third quarter by approximately 11 basis points.

      - In June 2002, we entered into a pay-floating swap contract that converted the cost of our Capital Securities [or Trust Preferred Securities ("TruPS")] from fixed to variable. These transactions should reduce the cost of these obligations by approximately $2.4 million in the third quarter, positively benefiting net interest income. As a result of the changed characteristic of the obligations it was considered more appropriate to include the $252 million of TruPS as a component of total borrowings in our Consolidated Balance Sheet. These obligations, which qualify as Tier 1 Capital, had previously been set forth separately above stockholders' equity. As a result of this transfer, the TruPS cost has now been included in total interest expense. The TruPS costs had previously been included as a component of non-interest expense. To achieve consistent reporting, the TruPS cost for all prior periods will be transferred to interest expense. There is no effect on our previously reported net income or earnings per share. This transfer will have the effect of reducing net interest income and non-interest expense by the same amounts and reducing the reported net interest margin by 11 basis points in the second quarter of 2002 from 5.29% to 5.18%. The impact on the net interest margin for the full year of 2001 was 14 basis points from 4.83% to 4.69%. Our core efficiency ratio will improve as a result of this transfer. All future financial statements will be reported consistent with the adjusted financial information included in this filing.

We believe that, as a result of the aforementioned transactions, net interest income will modestly increase on a linked quarter basis despite a decline in the net interest margin during the third quarter from the adjusted second quarter's 5.18% to a range of 4.85% - 4.95%. However, it is important to note that net interest income and margin trends in this and future periods will continue to be dependent upon the magnitude of loan demand, deposit growth and the path of market interest rates. Our future operating results may be impacted by trends in the overall economy.

The following tables are presented in order to reflect the impact that the transfer of the capital securities would have had on our historical consolidated condensed balance sheets, statements of income and certain financial data for the periods presented;


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
                         NORTH FORK BANCORPORATION, INC.
                    CONSOLIDATED CONDENSED BALANCE SHEETS
                                   (UNAUDITED)


(IN THOUSANDS)
                                                         JUNE 30, 2002              MARCH 31, 2002             DECEMBER 31, 2001
ASSETS:                                             ADJUSTED     AS REPORTED    ADJUSTED     AS REPORTED    ADJUSTED     AS REPORTED
                                                   -------------------------   -------------------------   -------------------------
Cash & Due from Banks                              $   377,870   $   377,870   $   299,915   $   299,915   $   333,250   $   333,250
Money Market Investments                                19,990        19,990        56,896        56,896        17,684        17,684
Total Securities                                     7,084,368     7,084,368     5,528,665     5,528,665     5,753,522     5,753,522
Net Loans                                           10,931,394    10,931,394    10,476,745    10,476,745    10,295,890    10,295,890
Goodwill                                               398,783       398,783       398,783       398,783       398,785       398,785
Other Assets                                           399,139       399,139       395,573       395,573       432,972       432,972
                                                   -------------------------   -------------------------   -------------------------
  Total Assets                                     $19,211,544   $19,211,544   $17,156,577   $17,156,577   $17,232,103   $17,232,103
                                                   =========================   =========================   =========================

LIABILITIES AND STOCKHOLDERS' EQUITY:
Total Deposits                                     $12,232,214   $12,232,214   $11,614,094   $11,614,094   $11,303,306   $11,303,306
Federal Funds Purchased & Securities Sold Under
   Agreements to Repurchase                          3,025,200     3,025,200     1,804,300     1,804,300     2,142,182     2,142,182
Other Borrowings                                     1,550,000     1,550,000     1,550,000     1,550,000     1,550,000     1,550,000
Capital Securities - TRuPS                             252,374            --       244,370            --       244,364            --
Accrued Expenses & Other Liabilities                   544,897       544,897       443,607       443,607       555,243       555,243
                                                   -------------------------   -------------------------   -------------------------
  Total Liabilities                                 17,604,685    17,352,311    15,656,371    15,412,001    15,795,095    15,550,731

Capital Securities - TRuPS                                  --       252,374            --       244,370            --       244,364

Stockholders' Equity                               $ 1,606,859   $ 1,606,859   $ 1,500,206   $ 1,500,206   $ 1,437,008   $ 1,437,008
                                                   -------------------------   -------------------------   -------------------------
  Total Liabilities & Stockholders' Equity         $19,211,544   $19,211,544   $17,156,577   $17,156,577   $17,232,103   $17,232,103
                                                   =========================   =========================   =========================


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
                         NORTH FORK BANCORPORATION, INC.
     CONSOLIDATED CONDENSED STATEMENTS OF INCOME AND SELECTED FINANCIAL DATA
                                   (UNAUDITED)


                                                                         FOR THE YEARS ENDED DECEMBER 31,
                                                               (In thousands, except ratios and per share amounts)

                                                        2001                           2000                          1999
                                               -------------------------      -------------------------     ------------------------
                                               ADJUSTED     AS REPORTED       ADJUSTED     AS REPORTED      ADJUSTED    AS REPORTED
                                               -------------------------      -------------------------     ------------------------
Interest Income                                $1,109,880    $1,109,880       $1,072,600    $1,072,600      $  929,583   $  929,583
Interest Expense                                  443,921       423,361          500,662       480,608         422,267      405,424
                                               -------------------------      -------------------------     ------------------------
  Net Interest Income                             665,959       686,519          571,938       591,992         507,316      524,159
Provision for Loan Losses                          17,750        17,750           17,000        17,000           6,013        6,013
                                               -------------------------      -------------------------     ------------------------
  Net Interest Income after Provision for
    Loan Losses                                   648,209       668,769          554,938       574,992         501,303      518,146
Non-Interest Income                               108,895       108,895          102,513       102,513          75,978       75,978
Non-Interest Expense                              251,022       251,022          217,481       217,481         187,280      187,280
Capital Securities (TRuPS) Costs                       --        20,560               --        20,054              --       16,843
Merger Related Restructure Charge                      --            --           50,499        50,499              --           --
Dime Related Expenses                                  --            --           13,500        13,500              --           --
                                               -------------------------      -------------------------     ------------------------
 Income Before Income Taxes                       506,082       506,082          375,971       375,971         390,001      390,001
Provision for Income Taxes                        174,598       174,598          141,206       141,206         140,480      140,480
                                               -------------------------      -------------------------     ------------------------
  Net Income                                   $  331,484    $  331,484       $  234,765    $  234,765      $  249,521   $  249,521
                                               =========================      =========================     ========================
PER SHARE:
Net Income - Basic                             $     2.08    $     2.08       $     1.40    $     1.40      $     1.53   $     1.53
Net Income - Diluted                           $     2.05    $     2.05       $     1.39    $     1.39      $     1.52   $     1.52

SELECTED FINANCIAL DATA:
Yield on Interest Earning Assets                     7.72%         7.72%            7.88%         7.88%           7.50%        7.50%
Cost of Funds                                        3.75%         3.65%            4.43%         4.34%           4.11%        4.03%
Net Interest Spread                                  3.97%         4.07%            3.45%         3.54%           3.39%        3.47%
Net Interest Margin                                  4.69%         4.83%            4.25%         4.39%           4.13%        4.26%
Core Efficiency Ratio (1)                           29.80%        31.61%           29.99%        32.02%          31.82%       33.75%


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
                         NORTH FORK BANCORPORATION, INC.
     CONSOLIDATED CONDENSED STATEMENTS OF INCOME AND SELECTED FINANCIAL DATA
                                   (UNAUDITED)

(IN THOUSANDS, EXCEPT
 RATIOS AND PER SHARE
 AMOUNTS)
                                                 THREE MONTHS ENDED             THREE MONTHS ENDED
                                                   JUNE 30, 2002                  JUNE 30, 2001
                                               ADJUSTED     AS REPORTED      ADJUSTED      AS REPORTED
                                               ------------------------      -------------------------
Interest Income                                $293,159       $293,159       $272,860       $272,860
Interest Expense                                 82,738         78,049        113,973        108,833
                                               ------------------------      -------------------------
  Net Interest Income                           210,421        215,110        158,887        164,027
Provision for Loan Losses                         6,250          6,250          4,000          4,000
                                               ------------------------      -------------------------
  Net Interest Income after Provision for
    Loan Losses                                 204,171        208,860        154,887        160,027
Non-Interest Income                              29,708         29,708         23,869         23,869
Non-Interest Expense                             74,411         74,411         59,338         59,338
Capital Securities (TRuPS) Costs                     --          4,689             --          5,140
                                               ------------------------      -------------------------
 Income Before Income Taxes                     159,468        159,468        119,418        119,418
Provision for Income Taxes                       55,017         55,017         41,199         41,199
                                               ------------------------      -------------------------
  Net Income                                   $104,451       $104,451       $ 78,219       $ 78,219
                                               ========================      =========================
PER SHARE:
Net Income - Basic                             $   0.65       $   0.65       $   0.49       $   0.49
Net Income - Diluted                           $   0.64       $   0.64       $   0.49       $   0.49

SELECTED FINANCIAL DATA:
Yield on Interest Earning Assets                   7.16%          7.16%          7.84%          7.84%
Cost of Funds                                      2.55%          2.45%          3.96%          3.87%
Net Interest Spread                                4.61%          4.71%          3.88%          3.97%
Net Interest Margin                                5.18%          5.29%          4.62%          4.77%
Core Efficiency Ratio (1)                         30.34%         31.65%         29.28%         31.18%

                         NORTH FORK BANCORPORATION, INC.
     CONSOLIDATED CONDENSED STATEMENTS OF INCOME AND SELECTED FINANCIAL DATA
                                   (UNAUDITED)

(IN THOUSANDS, EXCEPT
RATIOS AND PER SHARE
AMOUNTS)
                                                  SIX MONTHS ENDED               SIX MONTHS ENDED
                                                    JUNE 30, 2002                  JUNE 30, 2001
                                               ADJUSTED     AS REPORTED      ADJUSTED      AS REPORTED
                                               ------------------------      -------------------------
Interest Income                                $578,958       $578,958       $545,349       $545,349
Interest Expense                                169,680        159,851        238,317        228,037
                                               ------------------------      -------------------------
  Net Interest Income                           409,278        419,107        307,032        317,312
Provision for Loan Losses                        12,500         12,500          7,750          7,750
                                               ------------------------      -------------------------
  Net Interest Income after Provision for
    Loan Losses                                 396,778        406,607        299,282        309,562
Non-Interest Income                              58,409         58,409         56,912         56,912
Non-Interest Expense                            145,643        145,643        117,040        117,040
Capital Securities (TRuPS) Costs                     --          9,829             --         10,280
                                               ------------------------      -------------------------
 Income Before Income Taxes                     309,544        309,544        239,154        239,154
Provision for Income Taxes                      106,793        106,793         82,508         82,508
                                               ------------------------      -------------------------
  Net Income                                   $202,751       $202,751       $156,646       $156,646
                                               ========================      =========================

PER SHARE:
Net Income - Basic                             $   1.26       $   1.26       $   0.98       $   0.98
Net Income - Diluted                           $   1.25       $   1.25       $   0.97       $   0.97

SELECTED FINANCIAL DATA:
Yield on Interest Earning Assets                   7.28%          7.28%          7.93%          7.93%
Cost of Funds                                      2.66%          2.56%          4.17%          4.08%
Net Interest Spread                                4.62%          4.72%          3.76%          3.85%
Net Interest Margin                                5.18%          5.31%          4.53%          4.67%
Core Efficiency Ratio (1)                         30.51%         31.91%         29.79%         31.73%

Note (1): The core efficiency ratio for all periods presented, is defined as the ratio of non-interest expense, net of goodwill amortization, net of other real estate expenses and other non-recurring charges, to net interest income on a tax equivalent basis and other non-interest income, net of securities gains/(losses) and other non-recurring items.

We will be hosting our annual investor conference on Thursday October 3, 2002 and are scheduled to report third quarter earnings on or about October 15, 2002 prior to the market opening.

FORWARD-LOOKING STATEMENTS

This document, including information included or incorporated by reference, contains forward-looking statements (as that term is defined in the Private Securities Litigation Reform Act of 1995). In addition, senior management may make forward-looking statements verbally to analysts, investors, the media, and others. Example of forward looking statements include, but are not limited to, estimates with respect to our financial condition, expected or anticipated revenues, results of operations and our business, including respect to:

- Projections of revenues, income, earnings per share, capital expenditures, liabilities, dividends, capital structure, or other financial items;

- Descriptions of plans or objectives of management for future operations, products, or services, including pending acquisition transactions;

-     Forecasts of future economic performance; and

- Descriptions of assumptions underlying or relating to any of the foregoing.

These forward looking statements may be identified by the use of such words as:
"believe", "expect", "anticipate", "intend", "plan", "estimate", or words of similar meaning, or future or conditional verbs such as "will", "would", "should", "could", or "may".

Forward-looking statements present management's expectations or predictions of future conditions, events or results. They are not guarantees of future performance. By their nature, forward-looking statements are subject to risks and uncertainties. There are a number of factors, many of which are beyond the Company's control, that could cause actual conditions, events, or results to differ significantly from those described in the forward-looking statements.

Factors that may cause or contribute to such differences include the following possibilities: (1) changes in general business and economic conditions on both a regional and national level; (2) worldwide political and social unrest, including acts of war and terrorism; (3) increased competition in the products and services offered and the markets in which the Company conducts its business;
(4) changes in the interest rate environment; (5) fluctuations in the capital markets, which may directly or indirectly affect the asset portfolio; (6) legislative or regulatory developments, including changes in laws concerning taxes, banking, securities, insurance and other aspects of the financial services industry; (7) technological changes, including the impact of the Internet; (8) monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board; and (9) changes in accounting principles, policies, practices or guidelines.

These forward-looking statements are made as of the date of the applicable document, and, except as required by applicable law, the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements. Users of this document should consider these risks and uncertainties in evaluating forward-looking statements and should not place undue reliance on these statements. Investors are encouraged to read North Fork's periodic reports filed with the Securities and Exchange Commission. Access to these filings as well as other financial and business information regarding the Company is available at www.northforkbank.com. These documents are also available free of charge at the Commssion's website at www.sec.gov.


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